REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Van Kampen Trust for Investment Grade Pennsylvania Municipals

We have audited the accompanying statement of assets and liabilities of Van Kampen Trust for Investment Grade Pennsylvania Municipals (the "Trust"), including the portfolio of investments, as of October 31, 2004, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Trust's financial highlights for the periods ended prior to October 31, 2000 were audited by other auditors whose report, dated December 6, 1999, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2004, by correspondence with the Trust's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen Trust for Investment Grade Pennsylvania Municipals as of October 31, 2004, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP
Chicago, Illinois
December 10, 2004